                                                                    EXHIBIT 99.1

                     (TEXAS CAPITAL BANCSHARES, INC. LOGO)

FOR IMMEDIATE RELEASE
July 21, 2004


                                                                         CONTACT
                                                  Tricia Linderman, 214.932.6798
                                           tricia.linderman@texascapitalbank.com


TEXAS CAPITAL BANCSHARES ANNOUNCES STRONG SECOND QUARTER OPERATING RESULTS

Dallas, Texas - July 21, 2004 - Texas Capital Bancshares (Nasdaq: TCBI), the parent company of Texas Capital Bank, announced earnings for the second quarter of 2004.

On a comparative basis:

         o        Net income increased 88%

         o        EPS increased 55%

         o        Loans grew 25%

         o        Deposits grew 21%

"Our focus on the Texas market and the development of quality banking relationships continues to produce strong results for us and our shareholders," said Jody Grant, Chairman and CEO. "As the economy improves and interest rates move up, we are positioned for a substantial improvement in profitability."

FINANCIAL SUMMARY
(dollars and shares in thousands)

                                             Adjusted                %                               %
                           Q2 2004            Q2 2003              Change       Q2 2003            Change
                         ------------      ------------           --------    ------------        ---------
OPERATING RESULTS
Net Income               $      4,360      $      2,320              88%      $      3,857             13%
Diluted EPS              $        .17      $        .11              55%      $        .18             (6)%
ROA                               .77%              .48%             60%               .80%          (.04)%
ROE                             10.04%             7.23%             39%             12.03%           (17)%
Diluted Shares                 26,140            21,509              22%            21,509             22%

                                                                         %
                                      Q2 2004          Q2 2003         Change
                                   ------------     ------------     ---------
BALANCE SHEET
Total Assets                       $  2,399,603     $  2,003,818         20%
Total Deposits                        1,628,397        1,340,322         21%
Loans Held for Investment             1,364,106        1,090,666         25%
Loans Held For Sale                      58,058          157,176        (63)%
Stockholders' Equity                    174,327          132,168         32%

See Note (2) on page 5 for discussion of adjusted 2003 numbers. Loans Held for Investment are stated net of unearned income.

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income of $4.4 million for the second quarter of 2004 and $8.3 million for the year to date. For the second quarter and first half of 2003, the Company reported net income of $2.3 million and $5.4 million, respectively, on an as adjusted basis. (See Note (2) on page 5 for the discussion of adjusted income for 2003). Net income for the second quarter and first half of 2003 was reported as $3.9 million and $6.9 million respectively. On a fully diluted basis, earnings per share were $.17 and $.32, for the three and six month periods ended June 30, 2004, respectively. For 2003 the EPS comparisons for the three and six month periods were $.11 and $.25 (as adjusted) and $.18 and $.32 (as reported).

Return on average equity was 10.04 percent and return on average assets was .77 percent for the second quarter of 2004 compared to 7.23 percent and .48 percent, respectively, on an as adjusted basis for the second quarter of 2003. Return on average equity and return on average assets for the second quarter of 2003 as reported was 12.03 percent and .80 percent. The increase in net income and improvement in return on assets in 2004 as compared to 2003 as adjusted results are attributed to growth in net interest income which came from continued earning asset growth, as well as an improvement in net interest margin.

Net interest income was $17.3 million for the second quarter of 2004, compared to $12.7 million for the second quarter of 2003. The increase was due to an increase in average earning assets of $325.4 million over levels reported in the second quarter of 2003 and an improvement in the net interest margin. The increase in average earning assets included a $259.6 million increase in average loans held for investment (core loans) and an increase of $145.8 million in average securities. The average balance of loans held for sale decreased to $68.9 million in the second quarter of 2004 from $141.4 million in 2003. The net interest margin in the second quarter of 2004 was 3.23 percent, a 45 basis point increase from the second quarter of 2003 and equal to the first quarter of 2004. The improvement in the net interest margin resulted primarily from a stable level of yield on earning assets coupled with a 51 basis point reduction in the cost of interest bearing liabilities from the prior year.

Average interest bearing liabilities increased $257.2 million from the second quarter of 2003, which included a $176.7 million increase in interest bearing deposits and a $79.4 million increase in other borrowings. The increase in average borrowings was primarily related to an increase in securities sold under repurchase agreements and was used to supplement deposits in funding the purchase of securities and the growth in loans. For the same periods, the average balance of demand deposits increased to $290.0 million from $246.8 million.

Key measures of credit quality showed improvement during the second quarter. In the second quarter of 2004, net charge-offs of $96,000 represented only .03 percent of average loans, compared to net charge-offs of $219,000, or .08 percent of loans in second quarter 2003 and $466,000, or .15 percent in the first quarter of 2004. The Company also reported a $2.4 million improvement in the level of non-performing loans from first quarter 2004 levels, bringing the ratio to .79 percent of total loans. Of the total of $10.8 million of non-performing loans, $4.4 million was past due by more than 90 days and still accruing interest. Of the past-due total of $4.4 million, $1.1 million is fully guaranteed by the United States Government and $3.0 million was brought current shortly after quarter-end. With the improvement in overall quality of the loan portfolio, the provision for possible loan losses decreased to $363,000 from $750,000 in the first quarter of 2004 and $1.6 million in the second quarter of 2003. In management's opinion, the reserve is sufficient to cover all reasonably expected losses in the portfolio and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank's loan portfolio.

Non-interest expense for the second quarter of 2004 increased $3.1 million or 30 percent, to $13.5 million from $10.4 million (net of $6.3 million in repurchase penalties and $250,000 in separation expenses that are discussed in Note (2) on page 5) in the second quarter of 2003. The increase is primarily related to a $2.4 million increase in salaries and employee benefits to $8.0 million from $5.6 million. The increase in salaries and employee benefits resulted from an increase in the total number of employees related to general business growth, staffing for the new Houston office and the start-up of the residential mortgage lending division.

During the second quarter, the asset sensitivity position increased slightly and will result in an expansion of net interest margins with rising interest rates anticipated following the actions by the Federal Reserve on June 30, 2004. Because of the timing of the increase in the federal funds rate, the Company did not benefit from the rate increase during the second quarter.


ABOUT TEXAS CAPITAL BANK

Texas Capital Bancshares (Nasdaq: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston, Plano, and San Antonio.

This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share data)

                                               2nd Quarter       1st Quarter      4th Quarter      3rd Quarter      2nd Quarter
                                                  2004               2004            2003              2003             2003
                                              -------------     -------------    -------------    -------------    -------------

CONSOLIDATED STATEMENT OF OPERATIONS
Interest income                               $      25,056     $      24,274    $      22,998    $      20,977    $      21,363
Interest expense                                      7,804             7,630            7,600            7,626            8,699
                                              -------------     -------------    -------------    -------------    -------------
Net interest income                                  17,252            16,644           15,398           13,351           12,664
Provision for loan losses                               363               750              700              475            1,600
                                              -------------     -------------    -------------    -------------    -------------
Net interest income after provision for
  loan losses                                        16,889            15,894           14,698           12,876           11,064
Non-interest income                                   3,116             3,315            2,255            2,512            2,473
Gain (loss) on sale of securities                        --                --              (20)              --              345
Non-interest expense                                 13,496            13,332           11,618           10,483           16,901
                                              -------------     -------------    -------------    -------------    -------------
Income (loss) before income taxes                     6,509             5,877            5,315            4,905           (3,019)
Income tax expense (benefit)                          2,149             1,940            1,701            1,573           (6,876)
                                              -------------     -------------    -------------    -------------    -------------
Net income                                    $       4,360     $       3,937    $       3,614    $       3,332    $       3,857
                                              =============     =============    =============    =============    =============
Diluted EPS                                   $         .17     $         .15    $         .14    $         .14    $         .18

Adjusted income(2)                            $       4,360     $       3,937    $       3,614    $       3,332    $       2,320
                                              =============     =============    =============    =============    =============
Adjusted diluted EPS(2)                       $         .17     $         .15    $         .14    $         .14    $         .11

Diluted shares                                   26,140,080        26,075,754       25,808,258       23,670,626       21,509,249

CONSOLIDATED BALANCE SHEET DATA
Total assets                                  $   2,399,603     $   2,233,135    $   2,192,875    $   2,151,128    $   2,003,818
Loans held for investment                         1,364,106         1,311,511        1,229,773        1,125,828        1,090,666
Loans held for sale                                  58,058            72,789           80,780           91,686          157,176
Securities                                          783,234           752,861          775,338          811,968          649,522
Deposits                                          1,628,397         1,495,891        1,445,030        1,427,107        1,340,322
Other borrowings                                    569,404           524,502          545,754          527,613          502,967
Long-term debt                                       20,620            20,620           20,620           20,620           20,620
Stockholders  equity                                174,327           182,587          171,756          165,080          132,168

End of period shares                             25,259,574        25,145,617       25,009,525       24,814,282       21,370,749
Book Value                                             6.90              7.26             6.87             6.65             6.18

SELECTED FINANCIAL RATIOS
Net interest margin                                    3.23%             3.23%            3.07%            2.76%            2.78%
Return on average assets(2)                             .77%              .71%             .68%             .64%             .80%
Return on average equity(2)                           10.04%             8.96%            8.55%            9.05%           12.03%
Non-interest expense to earning
  assets(2)                                            2.52%             2.58%            2.31%            2.17%            3.71%
Efficiency ratio (excludes securities
  gains)(2)                                           66.26%            66.80%           65.89%           66.08%          111.65%
Tier 1 capital ratio                                  11.44%            11.73%           12.03%           12.35%           10.27%
Total capital ratio                                   12.50%            12.84%           13.17%           13.53%           11.50%
Tier 1 leverage ratio                                  8.62%             8.67%            8.83%            8.81%            7.43%

ASSET QUALITY SUMMARY
Non-performing loans                          $      10,816     $      13,203    $      10,224    $      12,121    $      12,690
Net charge-offs                                          96               466              249              473              219
Net charge-offs to average loans(1)                     .03%              .15%             .08%             .17%             .08%
Allowance to loans(1)                                  1.34%             1.37%            1.44%            1.53%            1.58%
Allowance to non-performing loans(1)                 168.99%           136.42%          173.39%          142.53%          136.12%
Non-performing loans to loans (1)                        .79%             1.01%             .83%            1.08%            1.16%

(1) Excludes loans held for sale.

(2) During the quarter ended June 30, 2003, net income included the impact of reversing our deferred tax asset valuation allowance of $5.9 million, $6.3 million in penalties related to unwinding repurchase agreements prior to maturity and approximately $250,000 in separation expense related to the resignation of a senior officer. For the quarter ended June 30, 2003, adjusted income, or income per share excluding the impact of reversing the valuation allowance, unwinding penalties and separation expense would have been $0.11, on a diluted basis. During the quarter ended December 31, 2002, net income included $1.2 million in IPO expenses recognized as our offering was postponed. For the quarter ended December 31, 2002, adjusted income, or income per share excluding these IPO expenses would have been $0.14 on a diluted basis. Adjusted income per share, or income per share excluding the impact of reversing the valuation allowance, unwinding penalties and separation expense for the quarter ended June 30, 2003 and adjusted income per share, or income per share excluding IPO expenses for the quarter ended December 31, 2002 are non-GAAP financial measures. As disclosed in our second quarter Form 10Q, management believes that these non-GAAP financial measures are useful to investors and to management because they provide additional information that more closely reflects our intrinsic operating performance and growth. Reversal of the entire valuation allowance was based on our assessment of our ability to generate earnings to allow the deferred tax assets to be realized which is supported by our current earnings trends. We unwound certain repurchase agreements, incurring the unwinding penalties, in order to take advantage of historical lows in interest rates, which had decreased on similar repurchase agreements by approximately 1.4 percent since the time we entered into the original repurchase agreements. Although we have experienced employee separations in the past, this was the first separation with an executive who had entered into an employee agreement with us. We currently have only four other employees with employment agreements. Since we have not had any reversals of valuation allowances, unwinding penalties or separation expenses related to employees who have employment agreements in our operating history, and because expenses related to the initial public offering will not recur now that the offering is completed, we believe that these non-GAAP financial measures are useful to investors and to management to understand the development of our income per share results, efficiency ratio and ratio of non-interest expense to average assets since our founding and to help in comparing our intrinsic operating performance in different periods. Management also uses these measures internally to evaluate our performance and manage our operations. These measurements should not be regarded as a replacement for corresponding GAAP measures.

         The following table reconciles each of the non-GAAP financial measures described above to the most directly comparable financial measure presented in accordance with GAAP.

(Dollars in thousands except               2nd Quarter   1st Quarter   4th Quarter   3rd Quarter   2nd Quarter
per share data)                               2004          2004          2003          2003          2003
                                           -----------   -----------   -----------   -----------   ----------
Net income before adjustments              $    4,360    $    3,937    $    3,614    $    3,332    $    3,857
Adjustments (net of tax):
  Repurchase agreement unwinding
    penalties                                      --            --            --            --         4,223
  Impact of reversing deferred tax
    asset valuation allowance                                    --            --            --        (5,929)
  IPO expenses and other                           --            --            --            --           169
                                           ----------    ----------    ----------    ----------    ----------
Adjusted income                            $    4,360    $    3,937    $    3,614    $    3,332    $    2,320
                                           ==========    ==========    ==========    ==========    ==========
Adjusted diluted EPS                       $      .17    $      .15    $      .14    $      .14    $      .11

SELECTED FINANCIAL RATIOS
Return on average assets                          .77%          .71%          .68%          .64%          .80%
Adjusted return on average assets                 .77%          .71%          .68%          .64%          .48%
Return on average equity                        10.04%         8.96%         8.55%         9.05%        12.03%
Adjusted return on average equity               10.04%         8.96%         8.55%         9.05%         7.23%
Non-interest expense to earning assets           2.52%         2.58%         2.31%         2.17%         3.71%
Adjusted non-interest expense to
  earning assets                                 2.52%         2.58%         2.31%         2.17%         2.28%
Efficiency ratio(3)                             66.26%        66.80%        65.89%        66.08%       111.65%
Adjusted efficiency ratio(3)                    66.26%        66.80%        65.89%        66.08%        68.63%

(3) Excludes securities gains.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

                                                                     June 30,        June 30,            %
                                                                       2004            2003           Change
                                                                   ------------    ------------    ------------
ASSETS
Cash and due from banks                                            $     90,754    $     65,145              39%
Federal funds sold                                                       59,970             470             n/m
Securities, available-for-sale                                          783,234         649,522              21%
Loans held for sale                                                      58,058         157,176             (63)%
Loans held for investment (net of unearned income)                    1,364,106       1,090,666              25%
Less: Allowance for loan losses                                         (18,278)        (17,274)              6%
                                                                   ------------    ------------    ------------
Loans held for investment, net                                        1,345,828       1,073,392              25%
Premises and equipment, net                                               4,719           3,581              32%
Accrued interest receivable and other assets                             55,544          53,036               5%
Goodwill, net                                                             1,496           1,496              --
                                                                   ------------    ------------    ------------
Total assets                                                       $  2,399,603    $  2,003,818              20%
                                                                   ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
    Non-interest bearing                                           $    359,628    $    330,015               9%
    Interest bearing                                                  1,174,284       1,010,307              16%
    Interest bearing in foreign branches                                 94,485              --             100%
                                                                   ------------    ------------    ------------
  Total deposits                                                      1,628,397       1,340,322              21%

  Accrued interest payable                                                2,832           3,393             (17)%
  Other liabilities                                                       4,023           4,348              (7)%
  Federal funds purchased                                                97,972         156,194             (37)%
  Repurchase agreements                                                 467,686         293,272              59%
  Other borrowings                                                        3,746          53,501             (93)%
  Long-term debt                                                         20,620          20,620              --
                                                                   ------------    ------------    ------------
Total liabilities                                                     2,225,276       1,871,650              19%

Stockholders equity:
  Series A convertible preferred stock, $.01 par value, 6%:
    Authorized shares -- 10,000,000
    Issued shares -- 1,057,142 at June 30, 2003                               --              11            (100)%
  Common stock, $.01 par value:
    Authorized shares -- 100,000,000
    Issued shares -- 24,978,518 and 18,577,704 at June 30, 2004
      and 2003, respectively                                                250             185              35%
  Series A-1 non-voting common stock, $.01 par value:
    Issued shares -- 281,056 and 691,733 at June 30, 2004 and
      2003, respectively                                                      3               7             (57)%
  Additional paid-in capital                                            170,147         131,801              29%
  Retained earnings (accumulated deficit)                                 8,784          (6,459)            236%
  Treasury stock (shares at cost: 84,274 and 97,246 at June 30,
    2004 and 2003, respectively)                                           (573)           (668)             14%
  Deferred compensation                                                     573             573              --
  Accumulated other comprehensive income (loss), net                     (4,857)          6,718            (172)%
                                                                   ------------    ------------    ------------
Total stockholders' equity                                              174,327         132,168              32%
                                                                   ------------    ------------    ------------
Total liabilities and stockholders' equity                         $  2,399,603    $  2,003,818              20%
                                                                   ============    ============    ============

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share data)

                                                      Three Months Ended June 30            Six Months Ended June 30
                                                        2004              2003               2004              2003
                                                     ----------        ----------         ----------        ----------
INTEREST INCOME
Interest and fees on loans                           $   17,498        $   15,981         $   34,204        $   30,677
Securities                                                7,536             5,329             15,087            10,685
Federal funds sold                                           18                43                 33               130
Deposits in other banks                                       4                 4                  6                 7
                                                     ----------        ----------         ----------        ----------
Total interest income                                    25,056            21,357             49,330            41,499
INTEREST EXPENSE
Deposits                                                  4,948             5,597              9,691            10,979
Federal funds purchased                                     294               469                614               909
Repurchase agreements                                     2,250                --              4,335                --
Other borrowings                                             56             2,380                282             4,825
Long-term debt                                              256               247                512               380
                                                     ----------        ----------         ----------        ----------
Total interest expense                                    7,804             8,693             15,434            17,093
                                                     ----------        ----------         ----------        ----------
NET INTEREST INCOME                                      17,252            12,664             33,896            24,406
PROVISION FOR LOAN LOSSES                                   363             1,600              1,113             2,850
                                                     ----------        ----------         ----------        ----------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                            16,889            11,064             32,783            21,556
NON-INTEREST INCOME
Service charges on deposit accounts                         891               897              1,748             1,740
Trust fee income                                            454               306                891               587
Gain on sale of securities                                   --               345                 --               686
Cash processing fees                                         --                73                587               973
Bank owned life insurance (BOLI) income                     329               428                650               842
Mortgage warehouse fees                                     274               424                512               703
Gain on sale of mortgage loans                              729                --              1,192                --
Other                                                       439               345                851               614
                                                     ----------        ----------         ----------        ----------
Total non-interest income                                 3,116             2,818              6,431             6,145
NON-INTEREST EXPENSE
Salaries and employee benefits                            7,964             5,857             16,094            11,236
Net occupancy expense                                     1,341             1,199              2,675             2,386
Advertising                                                 296               199                581               392
Legal and professional                                      779               930              1,572             1,509
Communications and data processing                          995               736              1,854             1,456
Franchise taxes                                              56                37                153                74
Repurchase agreement penalties                               --             6,262                 --             6,262
Other                                                     2,065             1,681              3,899             2,964
                                                     ----------        ----------         ----------        ----------
Total non-interest expense                               13,496            16,901             26,828            26,279
                                                     ----------        ----------         ----------        ----------
INCOME (LOSS) BEFORE INCOME TAXES                         6,509            (3,019)            12,386             1,422
Income tax expense (benefit)                              2,149            (6,876)             4,089            (5,466)
                                                     ----------        ----------         ----------        ----------
NET INCOME                                                4,360             3,857              8,297             6,888

Preferred stock dividends                                    --              (276)                --              (550)
                                                     ----------        ----------         ----------        ----------
INCOME AVAILABLE TO COMMON STOCKHOLDERS              $    4,360        $    3,581         $    8,297        $    6,338
                                                     ==========        ==========         ==========        ==========

EARNINGS PER SHARE:
Basic                                                $      .17        $      .19         $      .33        $      .33
Diluted                                              $      .17        $      .18         $      .32        $      .32

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

                                                           2nd Quarter    1st Quarter    4th Quarter   3rd Quarter    2nd Quarter
                                                               2004           2004           2003          2003          2003
                                                           -----------    -----------    -----------   -----------    -----------
Beginning balance                                           $  18,011      $  17,727      $  17,276      $  17,274      $  15,893
Loans charged-off:
  Commercial                                                       --             --             --             33             17
  Real estate                                                      --             --            200            200              2
  Consumer                                                          6             --              5             --             --
  Leases                                                          266            493            107            261            237
                                                            ---------      ---------      ---------      ---------      ---------
Total                                                             272            493            312            494            256
Recoveries:
  Commercial                                                       --             --             --             --             --
  Consumer                                                         --             --             --             --             --
  Leases                                                          176             27             63             21             37
                                                            ---------      ---------      ---------      ---------      ---------
Total recoveries                                                  176             27             63             21             37
                                                            ---------      ---------      ---------      ---------      ---------
Net charge-offs                                                    96            466            249            473            219
Provision for loan losses                                         363            750            700            475          1,600
                                                            ---------      ---------      ---------      ---------      ---------
Ending balance                                              $  18,278      $  18,011      $  17,727      $  17,276      $  17,274
                                                            =========      =========      =========      =========      =========
Reserve to loans held for investment(2)                          1.34%          1.37%          1.44%          1.53%          1.58%
Net charge-offs to average loans(1)(2)                            .03%           .15%           .08%           .17%           .08%
Provision for loan losses to average loans(1)(2)                  .11%           .24%           .24%           .17%           .60%
Recoveries to gross charge-offs                                 64.71%          5.48%         20.19%          4.25%         14.45%
Reserve as a multiple of net charge-offs                      190.40x         38.65x         71.19x          36.5x          78.9x

Non-performing loans:
  Loans past due (90 days)                                  $   4,423      $   6,250      $       7      $   1,095      $   1,145
  Non-accrual                                                   6,393          6,953         10,217         11,026         11,545
                                                            ---------      ---------      ---------      ---------      ---------
Total                                                       $  10,816      $  13,203      $  10,224      $  12,121      $  12,690
                                                            =========      =========      =========      =========      =========
Reserve as a percent of non-performing
  loans(2)                                                     168.99%        136.42%        173.39%        142.53%        136.12%

(1) Interim period ratios are annualized.

(2) Excludes loans held for sale.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands)

                                                  2nd Quarter   1st Quarter   4th Quarter    3rd Quarter    2nd Quarter
                                                     2004           2004          2003           2003          2003
                                                  -----------   -----------   -----------    -----------    -----------
INTEREST INCOME
Interest and fees on loans                         $  17,498      $  16,706     $  15,660     $  16,114      $  15,981
Securities                                             7,536          7,551         7,319         4,839          5,335
Federal funds sold                                        18             15            16            20             43
Deposits in other banks                                    4              2             3             4              4
                                                   ---------      ---------     ---------     ---------      ---------
Total interest income                                 25,056         24,274        22,998        20,977         21,363
INTEREST EXPENSE
Deposits                                               4,948          4,743         4,911         5,041          5,597
Federal funds purchased                                  294            320           293           348            469
Repurchase agreements                                  2,250          2,085         2,106         1,835          2,320
Other borrowings                                          56            226            32           145             60
Long-term debt                                           256            256           258           257            253
                                                   ---------      ---------     ---------     ---------      ---------
Total interest expense                                 7,804          7,630         7,600         7,626          8,699
                                                   ---------      ---------     ---------     ---------      ---------
NET INTEREST INCOME                                   17,252         16,644        15,398        13,351         12,664
PROVISION FOR LOAN LOSSES                                363            750           700           475          1,600
                                                   ---------      ---------     ---------     ---------      ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES                                              16,889         15,894        14,698        12,876         11,064
NON-INTEREST INCOME
Service charges on deposit accounts                      891            857           850           856            897
Trust fee income                                         454            437           376           350            306
Gain (loss) on sale of securities                         --             --           (20)           --            345
Cash processing fees                                      --            587            --            --             73
Bank owned life insurance (BOLI) income                  329            321           326           451            428
Mortgage warehouse fees                                  274            238           276           545            424
Gain on sale of mortgage loans                           729            463           120            --             --
Other                                                    439            412           307           310            345
                                                   ---------      ---------     ---------     ---------      ---------
Total non-interest income                              3,116          3,315         2,235         2,512          2,818
NON-INTEREST EXPENSE
Salaries and employee benefits                         7,964          8,130         6,614         5,754          5,857
Net occupancy expense                                  1,341          1,334         1,336         1,265          1,199
Advertising and affinity payments                        296            285           214           213            199
Legal and professional                                   779            793           614           744            930
Communications and data processing                       995            859           819           767            736
Franchise taxes                                           56             97            13            37             37
Repurchase agreement penalties                            --             --            --            --          6,262
Other                                                  2,065          1,834         2,008         1,703          1,681
                                                   ---------      ---------     ---------     ---------      ---------
Total non-interest expense                            13,496         13,332        11,618        10,483         16,901
                                                   ---------      ---------     ---------     ---------      ---------
INCOME (LOSS) BEFORE INCOME TAXES                      6,509          5,877         5,315         4,905         (3,019)
Income tax expense (benefit)                           2,149          1,940         1,701         1,573         (6,876)
                                                   ---------      ---------     ---------     ---------      ---------
NET INCOME                                             4,360          3,937         3,614         3,332          3,857

Preferred stock dividends                                 --             --            --          (149)          (276)
                                                   ---------      ---------     ---------     ---------      ---------
INCOME AVAILABLE TO COMMON STOCKHOLDERS            $   4,360      $   3,937     $   3,614     $   3,183      $   3,581
                                                   =========      =========     =========     =========      =========

QUARTERLY FINANCIAL SUMMARY -- UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)

                                                    2nd Quarter 2004                      1st Quarter 2004
                                         -------------------------------------  --------------------------------------
                                           Average      Revenue/      Yield/     Average       Revenue/      Yield/
                                           Balance     Expense (1)     Rate      Balance      Expense (1)     Rate
                                         -----------   -----------   ---------  -----------   -----------   ----------
ASSETS
Securities                               $   766,007    $   7,536       3.96%   $   758,966    $   7,551         4.00%
Federal funds sold                             7,686           18       0.94%         6,058           15         1.00%
Deposits in other banks                          995            4       1.62%           829            2         0.97%
Loans held for sale                           68,922        1,456       8.50%        61,177        1,157         7.61%
Loans held for investment                  1,326,066       16,042       4.87%     1,265,840       15,549         4.94%
  Less reserve for loan losses                18,205           --         --         17,720           --           --
                                         -----------    ---------    -------    -----------    ---------    ---------
Loans, net of reserve                      1,376,783       17,498       5.11%     1,309,297       16,706         5.13%
                                         -----------    ---------    -------    -----------    ---------    ---------
Total earning assets                       2,151,471       25,056       4.68%     2,075,150       24,274         4.70%
Cash and other assets                        138,399                                146,414
                                         -----------                            -----------
Total assets                             $ 2,289,870                            $ 2,221,564
                                         ===========                            ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Transaction deposits                     $    95,031    $     140       0.59%   $    88,635    $     132         0.60%
Savings deposits                             560,182        1,639       1.18%       504,530        1,499         1.19%
Time deposits                                566,369        3,169       2.25%       534,981        3,112         2.34%
                                         -----------    ---------    -------    -----------    ---------    ---------
Total interest bearing deposits            1,221,582        4,948       1.63%     1,128,146        4,743         1.69%
Other borrowings                             574,942        2,600       1.82%       620,982        2,631         1.70%
Long-term debt                                20,620          256       4.99%        20,620          256         4.99%
                                         -----------    ---------    -------    -----------    ---------    ---------
Total interest bearing liabilities         1,817,144        7,804       1.73%     1,769,748        7,630         1.73%
Demand deposits                              289,973                                265,039
Other liabilities                              8,047                                 10,013
Stockholders' equity                         174,706                                176,764
                                         -----------                            -----------
Total liabilities and
  stockholders' equity                   $ 2,289,870                            $ 2,221,564
                                         ===========                            ===========
Net interest income                                     $  17,252                              $  16,644
Net interest income to earning
  assets                                                                3.23%                                    3.23%

                                                   4th Quarter 2003                       3rd Quarter 2003
                                         ------------------------------------   ------------------------------------
                                           Average     Revenue/      Yield/       Average      Revenue/     Yield/
                                           Balance    Expense (1)     Rate        Balance     Expense (1)    Rate
                                         -----------  -----------  ----------   -----------   -----------   --------
ASSETS
Securities                               $   758,629   $   7,319        3.83%   $   652,082   $    4,839       2.94%
Federal funds sold                             6,746          16        0.94%         8,090           20       0.98%
Deposits in other banks                        1,081           3        1.10%         1,118            4       1.42%
Loans held for sale                           71,413       1,159        6.44%       171,971        2,227       5.14%
Loans held for investment                  1,171,395      14,501        4.91%     1,103,340       13,887       4.99%
  Less reserve for loan losses                17,394          --          --         17,573           --         --
                                         -----------   ---------   ---------    -----------   ----------   --------
Loans, net of reserve                      1,225,414      15,660        5.07%     1,257,738       16,114       5.08%
                                         -----------   ---------   ---------    -----------   ----------   --------
Total earning assets                       1,991,870      22,998        4.58%     1,919,028       20,977       4.34%
Cash and other assets                        129,068                                144,385
                                         -----------                            -----------
Total assets                             $ 2,120,938                            $ 2,063,413
                                         ===========                            ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Transaction deposits                     $    75,723   $     116        0.61%   $    64,137   $      102       0.63%
Savings deposits                             504,839       1,505        1.18%       477,158        1,466       1.22%
Time deposits                                544,190       3,290        2.40%       548,288        3,473       2.51%
                                         -----------   ---------   ---------    -----------   ----------   --------
Total interest bearing deposits            1,124,752       4,911        1.73%     1,089,583        5,041       1.84%
Other borrowings                             531,402       2,431        1.81%       527,658        2,328       1.75%
Long-term debt                                20,620         258        4.96%        20,620          257       4.94%
                                         -----------   ---------   ---------    -----------   ----------   --------
Total interest bearing liabilities         1,676,774       7,600        1.80%     1,637,861        7,626       1.85%
Demand deposits                              267,614                                269,891
Other liabilities                              8,914                                  9,592
Stockholders' equity                         167,636                                146,069
                                         -----------                            -----------
Total liabilities and
  stockholders' equity                   $ 2,120,938                            $ 2,063,413
                                         ===========                            ===========
Net interest income                                    $  15,398                              $   13,351
Net interest income to earning
  assets                                                                3.07%                                  2.76%

                                                2nd Quarter 2003
                                         ----------------------------------
                                           Average     Revenue/    Yield/
                                           Balance    Expense (1)   Rate
                                         -----------  ----------- ---------
ASSETS
Securities                               $   620,239   $  5,335       3.45%
Federal funds sold                            13,220         43       1.30%
Deposits in other banks                          923          4       1.74%
Loans held for sale                          141,375      1,944       5.52%
Loans held for investment                  1,066,440     14,037       5.28%
  Less reserve for loan losses                16,100         --         --
                                         -----------   --------   --------
Loans, net of reserve                      1,191,715     15,981       5.38%
                                         -----------   --------   --------
Total earning assets                       1,826,097     21,363       4.69%
Cash and other assets                        120,977
                                         -----------
Total assets                             $ 1,947,074
                                         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Transaction deposits                     $    62,476   $    121       0.78%
Savings deposits                             407,081      1,629       1.61%
Time deposits                                575,325      3,847       2.68%
                                         -----------   --------   --------
Total interest bearing deposits            1,044,882      5,597       2.15%
Other borrowings                             495,511      2,849       2.31%
Long-term debt                                19,600        253       5.18%
                                         -----------   --------   --------
Total interest bearing liabilities         1,559,993      8,699       2.24%
Demand deposits                              246,822
Other liabilities                             11,619
Stockholders' equity                         128,640
                                         -----------
Total liabilities and
  stockholders' equity                   $ 1,947,074
                                         ===========
Net interest income                                    $ 12,664
Net interest income to earning
  assets                                                              2.78%

(1) The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.